SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ X]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-
      12

                           AMERIHOST PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A

[  ]  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3)

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   1) Title of each class of securities to which transaction applies:


   2) Aggregate number of securities to which transaction applies:


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


   4) Proposed maximum aggregate value of transaction:


   5) Total fee paid:


[  ]  Fee paid previously with preliminary materials

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:


   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:


   4) Date Filed:


                           AMERIHOST PROPERTIES, INC.
                       2400 EAST DEVON AVENUE - SUITE 280
                             DES PLAINES, IL  60018

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   Notice is hereby given that the Annual Meeting of Shareholders of Amerihost Properties, Inc. (the "Company") will be held on August 29, 1996, at 10:30 A.M., local time, at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606 to act upon the following matters:

   1. To elect the Directors of the Company who will serve until the next annual meeting of shareholders or until their successors are duly qualified. The following persons have been nominated for directorships:

      H. Andrew Torchia                      Russell J. Cerqua
      Michael P. Holtz                       Reno J. Bernardo
      Richard A. D'Onofrio                   Salomon J. Dayan

   2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares, $0.005 par value per share to 25,000,000 shares, $0.005 par value per share.

   3. To consider and vote upon approval of the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan.

   4. To consider and vote upon approval of the Amerihost Properties, Inc. 1996 Stock Option Plan for Nonemployee Directors.

   5. To ratify the appointment and retention of BDO Seidman, LLP as the Company's independent certified public accountants.

   6. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

   Only holders of record at the close of business on July 17, 1996 of the Company's common stock, $.005 par value will be entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

   Enclosed is a form of Proxy solicited by the management of the Company. Stockholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/  MICHAEL P. HOLTZ
                         Michael P. Holtz, President
Des Plaines, Illinois
July 25, 1996

                           AMERIHOST PROPERTIES, INC.
                             2400 East Devon Avenue
                                    Suite 280
                          Des Plaines, Illinois  60018



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS





The enclosed proxy is solicited on behalf of the Board of Directors of Amerihost Properties, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:30 A.M. on Thursday, August 29, 1996, at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's directors, officers and regular employees by personal interview, telephone or telegram, and the Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. The expense of all such solicitation, including printing and mailing, will be paid by the Company. Any proxy may be revoked at any time prior to its exercise, by written notice to the Secretary of the Company or by attending the meeting and electing to vote in person. Any such revocation shall not affect any vote previously taken. This Proxy Statement and accompanying proxy were initially mailed to shareholders on or about July 25, 1996.

Only shareholders of record of the Company at the close of business on July 17, 1996 are entitled to vote at the meeting or any adjournment thereof. As of that date there were outstanding 6,023,521 shares of Common Stock, each of which is entitled to one vote on all matters voted upon at the annual meeting. Holders of Common Stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting, and the affirmative vote of the majority of the shares represented at the meeting is required to elect directors, to approve the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Option Plan, to approve the Amerihost Properties, Inc. Stock Option Plan for Nonemployee Directors and to ratify the appointment of the Company's independent auditors. The affirmative vote of the holders of a majority of the outstanding shares is required to approve the proposed amendment to the Company's Certificate of Incorporation.






                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

A board of six directors will be elected to serve until the next annual meeting, or until their successors are elected and shall have qualified. The proxies duly signed and returned pursuant to this solicitation will be voted by the persons named therein in accordance with the directions of the shareholders. If no directions are specified in a proxy, the proxy will be voted for the election as directors of the nominees named below. Should any nominee be unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine.

The following persons are the executive officers and directors of the Company. Each person listed below is a nominee for re-election as a director.

                                                      Director
Name, Age, and Principal Occupation                     since

H. ANDREW TORCHIA, 53                                   1984

    H. Andrew Torchia, a co-founder of the Company, has been a director of the Company since its inception in 1984. Mr. Torchia was President and Chief Executive Officer of the Company from 1985 until 1989, when he became Chairman of the Board. As Chairman, Mr. Torchia's primary areas of responsibility include business development, corporate finance and strategic and financial planning. Mr. Torchia is also the President and 51% shareholder of Urban 2000 Corp., a hotel development and consulting firm, which was initially the sole shareholder of the Company. Mr. Torchia also owns a 50% interest in American International Hotel Corporation which leases the Best Western at O'Hare. Mr. Torchia has 30 years of experience in hotel development, operations and franchising. Prior to founding the Company, Mr. Torchia served as head of regional development for Best Western International and as a head of independent franchise sales organizations for Quality Inns International and Days Inns.

MICHAEL P. HOLTZ, 39                                    1985

    Michael P. Holtz has been a director of the Company since August 1985. From 1985 to 1989, Mr. Holtz served as the Company's Treasurer and Secretary. In 1986, Mr. Holtz was promoted to Chief Operating Officer of the Company with direct responsibility for the Company's day to day operations. In 1989, Mr. Holtz was elected President and Chief Executive Officer of the Company. Mr. Holtz is responsible for development and implementation of all Company operations including development, finance and management. Mr. Holtz has over 20 years experience in the operation and management of hotel properties.

RICHARD A. D'ONOFRIO, 52                                1984

    Richard A. D'Onofrio, a co-founder of the Company, has been a director of the Company since its inception in 1984. From 1985 to 1989, Mr. D'Onofrio served as Vice President of the Company responsible for investor relations, external financing and development activities. In 1989, Mr. D'Onofrio was promoted to Executive Vice President. His principal areas of responsibility include corporate finance and corporate marketing and the management of the Company's relationship with members of the financial community. Prior to founding the Company, Mr. D'Onofrio had been involved in various capacities within the hotel and related industries, including the development of franchised restaurants. In addition, Mr. D'Onofrio owned and operated the Quality Inn in Youngstown, Ohio, through 1987. During 1994,
    Mr. D'Onofrio acquired 49% of Urban 2000 Corp.

RUSSELL J. CERQUA, 39                                   1987

    Russell J. Cerqua has been the Senior Vice President of Finance and Chief Financial Officer of the Company since 1987, and Treasurer and a director of the Company since 1988. In 1989, in addition to his other responsibilities, Mr. Cerqua was elected Secretary of the Company. His primary responsibilities include internal and external financial reporting, corporate and property financing, development of financial management systems, hotel accounting for managed properties and financial analysis. Prior to joining the Company, Mr. Cerqua was an audit manager with Laventhol & Horwath, the Company's former independent certified public accountants, and was responsible for the Company's annual audits. Mr. Cerqua was involved in public accounting for over 9 years, with experience in auditing, financial reporting and taxation. Mr. Cerqua is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.

RENO J. BERNARDO, 64                                    1987

    Reno J. Bernardo served as the Senior Vice President of Construction of the Company from 1987 through March 1994, when he retired. His primary responsibilities included managing construction of new properties and directing renovation projects. In 1989, Mr. Bernardo became a director of the Company and continues to serve in this capacity. From 1985 to 1986, Mr. Bernardo was Vice President of Construction with Devcon Corporation, a hotel construction company. From 1982 to 1985, Mr. Bernardo was Project Superintendent with J.R. Trueman and Associates, a hotel construction company, and a subsidiary of Red Roof Inns, where his responsibilities included supervision of the development and construction of several Red Roof Inns.

ROBERT L. BARNEY, 59                                    1995

    Robert L. Barney is currently the sole shareholder, President and Chief Executive Officer of Rolling Meadows Golf Club & Estates in Marysville, Ohio. Mr. Barney was a director of Wendy's International, Inc. ("Wendy's"), a restaurant company, when it was founded in 1969. In July 1971, Mr. Barney was appointed President and Chief Operating Officer of Wendy's and in February 1980 became the Chief Executive Officer in which capacity he served until February 1989. Mr. Barney also served as Chairman of the Board of Wendy's from September 1982 until retiring in May 1990, and continued to consult Wendy's until May 1992. Prior to his affiliation with Wendy's, Mr. Barney held positions with Kentucky Fried Chicken and Arthur Treacher's Fish & Chips while owning several franchises for these two restaurant chains. Since December 1991, Mr. Barney has served as a director of Quantum Restaurant Group, Inc., owner of four restaurant chain concepts including Mortons Steak House. Mr. Barney has been a director of the Company since July 1995. Mr. Barney has chosen not to seek re-election as a director of the Company at the Company's next annual meeting of shareholders, thus his term as a director will expire.

The following person is a nominee for director.

Name, Age, and Principal Occupation

SALOMON J. DAYAN, 50

    Salomon J. Dayan, M.D. is a physician certified in internal and geriatric medicine. Since 1980, Dr. Dayan has been the Chief Executive Officer of Salomon J. Dayan, Ltd., a multi-specialty medical group which he founded and which is dedicated to the care of the elderly in hospital and nursing home settings. Since 1986, Dr. Dayan has been the Medical Director and Chief Executive Officer at Healthfirst, a corporation which operates multiple medical ambulatory facilities in the Chicago, Illinois area, and since 1994 he has also been an associate professor at Rush Medical Center in Chicago. Dr. Dayan is currently the Chairman of the Board of Directors of Greater Chicago Financial Corporation, a bank holding company owning interests in two banks. Dr. Dayan also has numerous investments in residential and commercial real estate.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES
REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS MEETING IS NECESSARY FOR THE ELECTION OF THE NOMINEES. SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

ATTENDANCE

The Board of Directors held four meetings during 1995. All directors attended at least 75% of the meetings.

COMPENSATION OF DIRECTORS

Each director of the Company receives an annual retainer fee of $9,000 ($750 per month). Each director of the Company also receives $250 for each Board of directors meeting attended in person, $150 for each Board of Directors meeting conducted by telephone and $150 for each committee meeting. In addition, each director is reimbursed for all out-of-pocket expenses related to attendance at Board meetings.

COMMITTEES

The Board of Directors has two standing committees:

  1. Audit Committee - This committee consists of the two outside directors: Messrs. Bernardo (Chairman) and Barney. The Audit Committee has the responsibility to meet with the Company's independent accountants to review the scope and results of their audit, as well as reviews with the independent accountants the Company's system of internal accounting and financial controls. This committee held two meetings during 1995, at which all members were present.

  2. Compensation Committee - This committee consists of the two outside directors: Messrs. Barney (Chairman) and Bernardo. The Compensation Committee reviews the salaries, bonuses, stock compensation, stock options and other direct and indirect compensation for all Company officers. This committee held one meeting during 1995, at which all members were present.





REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company's Compensation Committee was initially appointed on July 14, 1993, and is composed entirely of outside directors. The Committee is responsible for the establishment and administration of the policies which govern all forms of executive compensation.

The Company has maintained the philosophy that a compensation plan should be designed to motivate and compensate executives for both the short-term and long-term success of the Company. Effective January 1, 1995, the Company and all three executives of the Company entered into employment agreements which are consistent with this philosophy. Base salaries were set based upon comparative industry data and an evaluation of the executive's responsibilities and experience. Incentive compensation is directly linked to the financial performance of the Company. The Company also uses stock purchase warrants as part of its long-term incentive program. The Committee believes that bonuses tied objectively to financial performance and stock warrants tied directly to the appreciation of the Company's stock closely align the executives' interests with the interests of the Company's shareholders.

Compensation for each of the executives in 1995 consisted of a blend of cash, Common Stock, and stock options. Total compensation in the form of cash paid in 1995 approximates the total cash compensation to be paid in 1996 pursuant to the employment agreements if the performance objectives are met. Additional subjective compensation in the form of common stock was also earned in 1995. In 1995, the employment agreements of Messrs. Holtz and Cerqua were modified to issue stock options in the amount of 100,000 and 33,333, respectively, in lieu of the shares of Common Stock they were to receive in 1996. The number of warrants to vest in 1996 pursuant to the employment agreements approximates the number of options issued to the executives in 1995.

The Chief Executive Officer of the Company served under an arrangement which established a base salary of $325,000 in 1995. In addition to his base salary, a portion of Mr. Holtz's compensation is directly linked to the financial performance of the Company. The determination of the Chief Executive Officer's compensation is based on the same factors and in the same manner as other executive officers. Due to the Company's favorable financial performance in 1995, Mr. Holtz received bonuses pursuant to his employment agreement in the form of restricted Common Stock, and long-term incentive in the form of stock options. Mr. Holtz also serves as the President and Chief Executive Officer of all the Company's wholly-owned subsidiaries. Mr. Holtz receives no additional compensation for his services to these subsidiaries.

                              Compensation Committee:


                              Robert L. Barney, Chairman
                              Reno J. Bernardo



EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the annual and long-term compensation for services as officers to the Company for the fiscal years ended December 31, 1995, 1994 and 1993, of those persons who were, at December 31, 1995 (i) the Chairman of the Board, (ii) the chief executive officer, and (iii) the other two most highly compensated executive officers of the Company (the "Named Officers").


                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                 Restricted     Securities
        NAME AND PRINCIPAL             ANNUAL COMPENSATION          Stock       Underlying        All Other
             POSITION                Year   Salary       Bonus     Awards      Options(#)(1)    Compensation(2)
 H. Andrew Torchia(3)               1995    $     0   $      0   $        0         120,000       $15,000
     Chairman of the Board          1994          0          0            0          30,000        15,000
                                    1993          0          0            0               0        15,000

 Michael P. Holtz                   1995    322,115          0      196,927         360,000        10,000
     President and Chief            1994    244,913     75,000       75,000          60,000        10,000
     Executive Officer              1993    117,741    177,759            0               0        10,000

 Russell J. Cerqua                  1995    149,423          0       56,690         153,333        10,000
     Senior Vice President          1994    132,692     15,000       15,000          30,000        10,000
     Finance, Secretary,            1993     75,000     43,900            0               0        10,000
     Treasurer and Chief
     Financial Officer

 Richard A. D'Onofrio(3)            1995    137,500     27,500            0         120,000        15,000
     Executive Vice President       1994    162,528          0            0          30,000        15,000
                                    1993     99,010     15,000            0               0        15,000




(1)  Options for the purchase of 100,000, 320,000, 133,333, and 100,000  shares of Common Stock granted to Messrs. Torchia, Holtz, Cerqua and D'Onofrio were vested as of May 31, 1996. Options for the purchase of 50,000, 100,000, 50,000, and 50,000 shares of Common Stock granted to Messrs.
     Torchia, Holtz, Cerqua and D'Onofrio, respectively, will vest as of January 1, 1997.
(2) Represents life insurance premiums paid by the Company on behalf of the Named Officers.
(3) Mr. Torchia received no annual compensation from the Company in 1993, 1994 or 1995. For a discussion of the fees paid to Urban, a hotel development consulting firm in which Mr. Torchia owns a 51% interest and Mr. D'Onofrio owns a 49% interest, pursuant to a consulting agreement between the Company and Urban, see "Certain Transactions."


OPTIONS

    The options described in the following tables have been granted other than pursuant to the Company's stock plans. There were no options exercised by the Named Officers in 1995.









                                                              OPTION GRANTS IN 1995


                                                 Individual Grants
                                                                                                    Potential Realizable
                                                         % of Total                                   Value at Assumed
                                                           Options                                     Annual Rates of
                                                         Granted to                                      Stock Price
                                                          Employees    Exercise or                    Appreciation for
                                            Options       in Fiscal     Base Price    Expiration         Option Term
                           Name             Granted         Year          ($/Sh)         Date             5%      10%

                 H. Andrew Torchia         120,000(1)      12.92%         $3.56       Jan. 2007      $ 310,198   $815,308

                 Michael P. Holtz          260,000(1)      27.99%         $3.56       Jan. 2007        666,657  1,748,790
                                           100,000(2)      10.77%         $6.50       Dec. 2005        388,420  1,003,511
                                           360,000         38.76%                                    1,055,077  2,752,301

                 Russell J. Cerqua         120,000(1)      12.92%         $3.56       Jan. 2007        310,198    815,308
                                            33,333(2)       3.59%         $6.50       Dec. 2005        129,472    334,500
                                           153,333         16.51%                                      439,670  1,149,808

                 Richard A. D'Onofrio      120,000(1)      12.92%         $3.56       Jan. 2007        310,198    815,308


          (1)  Options granted January 1, 1995.
          (2)  Options granted December 1, 1995.


                                YEAR END OPTION VALUES

                                                Number of Unexercised Options          Value of Unexercised in-the-Money
                                                  Held at December 31, 1995            Options at December 31, 1995 (1)
                            Name               Exercisable       Unexercisable         Exercisable         Unexercisable

                  H. Andrew Torchia               132,833               94,875            $219,125              $243,094

                  Michael P. Holtz                332,000              198,000             501,313               500,438

                  Richard A. D'Onofrio            190,688              103,000             379,789               245,125

                  Russell J. Cerqua               132,833               94,875             219,125               243,094


          (1) The closing sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 1995 was $6.25.


EMPLOYMENT AGREEMENTS

    Effective January 1, 1995, the Company entered into employment agreements with Messrs. Holtz, D'Onofrio and Cerqua. The employment agreements are each for a three-year term, with Mr. Holtz's agreement providing for automatic renewal for an additional three years at his option. Pursuant to his employment agreement, Mr. Holtz is to receive cash compensation equal to $375,000 and $425,000 in 1996 and 1997, respectively, and, if certain performance criteria are satisfied, compensation in the form of 30,000 and 40,000 shares of Common Stock in 1996 and 1997, respectively. In addition, in 1995, Mr. Holtz received warrants exercisable into an aggregate of 260,000 shares of Common Stock. In the event that Mr. Holtz chooses to renew his employment agreement for a second three-year term, each element of his compensation (cash, shares of Common Stock and warrants) shall be increased annually by the greater of a factor of 10% or the then current rate of inflation. Pursuant to his employment agreement, Mr. D'Onofrio is to receive base cash compensation equal to $144,000 and $151,700 in 1996 and 1997, respectively, and, if certain performance criteria are satisfied, incentive cash compensation equal to $36,000 and $43,300 in 1996 and 1997, respectively. In addition, in 1995, Mr. D'Onofrio received warrants exercisable into an aggregate of 120,000 shares of Common Stock. Pursuant to his employment agreement, Mr. Cerqua is to receive cash compensation equal to $160,000 and $175,000 in 1996 and 1997, respectively, and, if certain performance criteria are satisfied, compensation in the form of 10,000 and 12,500 shares of Common Stock in 1996 and 1997, respectively. In addition, in 1995, Mr. Cerqua received warrants exercisable into an aggregate of 120,000 shares of Common Stock. In 1995, the Company modified the employment agreements of Messrs. Holtz and Cerqua in order to allow them to receive in 1995 incentive compensation in the form of options to purchase shares of Common Stock rather than shares of Common Stock to be received by them in 1996.

    Each employment agreement entitles the executive officers to receive severance payments, equal to two years' compensation with regard to Mr. Holtz and one year's compensation with regard to Messrs. D'Onofrio and Cerqua, if his employment is terminated by the Company without cause or if he elects to terminate such employment for a "good reason," including a change of control of the Company. For purposes of the employment agreements, a change of control means (i) any change in the Company's Board of Directors such that a majority of the Board of Directors is composed of members who were not members of the Board of Directors on the date the employment agreements were made or (ii) removal of the executive from membership on the Board of Directors by a vote of a majority of the shareholders of the Company or failure of the Board of Directors to nominate the executive for re-election to Board membership. Each executive officer is also entitled to severance payments, equal to one year's compensation with regard to Mr. Holtz and six month's compensation with regard to Messrs. D'Onofrio and Cerqua, if he voluntarily terminates his employment with the Company for a reason other than a "good reason" and provides appropriate notice of such resignation.




        PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

INCREASE IN NUMBER OF SHARES OF COMMON STOCK AUTHORIZED

The Board of Directors has approved and is recommending that the shareholders approve an amendment to the Company's Certificate of Incorporation (the "Amendment"), in order to increase the number of authorized shares of Common Stock from 15,000,000 shares, $0.005 par value per share to 25,000,000 shares, $0.005 par value per share.

Although there are sufficient shares to permit all presently contemplated issuances, the Board believes that the proposed amendment is in the best interests of the Company and its shareholders and will provide the Company with flexibility of action in the future by assuring there will be sufficient authorized but unissued shares of Common Stock for financing requirements, stock dividends, stock splits or possible acquisitions and other corporate purposes without the necessity of further shareholder action at any special or annual meeting. Shares to be issued by the Company in the future may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors, in its discretion, may determine, without further action by the shareholders unless required by applicable law.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE IS NECESSARY FOR THE ADOPTION OF THIS PROPOSAL. SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR THE PROPOSED AMENDMENT UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN AUTHORIZED
SHARES.


       PROPOSAL TO APPROVE OF THE AMERIHOST PROPERTIES, INC. 1996 OMNIBUS
                              INCENTIVE STOCK PLAN
                                  (PROPOSAL 3)


    On July 8, 1996, the Board of Directors adopted the Amerihost
Properties, Inc. 1996 Omnibus Incentive Stock Plan (the "Plan"), subject to shareholder approval. The purpose of the Plan is to provide incentive to officers and other key employees of the Company and its subsidiaries to improve operation and increase profits by providing such key employees an opportunity to own shares of Common Stock of the Company or monetary payments based on the value of shares pursuant to other Plan benefits.

    Officers and key employees of the Company or its subsidiaries will be eligible to participate. The Company currently has four officers. The market value of the Common Stock was $8.25 as of July 10, 1996.

    The following description of the Plan is a summary of the material terms of the plan and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix A to this proxy statement.



                               SUMMARY OF THE PLAN

    RESERVED SHARES. For each Company fiscal year, commencing with the year ending December 31, 1996, there will be reserved for issuance under the Plan three percent (3%) of the adjusted average common stock used by the Company to calculate fully diluted earnings per share for the preceding fiscal year (183,743 shares as of December 31, 1995). The maximum number of shares of common stock which may be granted to any participant for any fiscal year shall not exceed 300,000 shares.

    ADMINISTRATION. The Stock Option Committee of the Board of Directors (the "Committee") consisting of at least two (2) nonemployee directors will administer the Plan. The Committee will determine individuals to receive grants, determine the number of shares to be awarded, the period, terms and conditions of the grant. The Committee may interpret the Plan and establish rules to administer the Plan.

    ELIGIBILITY. Benefits may be granted to officers and other key employees of the Company or its subsidiaries.

    BENEFITS UNDER THE PLAN. Benefits under the Plan may be granted in any one or a combination of Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights ("SARS").

    STOCK OPTIONS AND SARS. The option exercise price of both Incentive Stock Options and Non-Qualified Stock Options must be at least 100% of the fair market value of the Company's common stock on the date of grant. The value of SARs will be based on the fair market value on the date of grant of the related option or on the date of grant of the SAR, whichever is applicable. Stock options and SARs shall be exercisable not earlier than six months and not later than ten years after the date of grant. Benefits are generally not transferable and may be exercised only by the employee. Benefits may be exercised after death by the executor or administrator or by the person to whom the benefit has passed under will or by law.

    TERMS OF BENEFITS TO BE ESTABLISHED BY THE COMMITTEE. The Plan provides that the Committee may (in its discretion) grant benefits which include the following provisions:

     (a) Payment of Option Price: may be made by delivering shares of Common Stock already owned by the optionee if the Company agrees in advance to such payment.

     (b) Withholding: on non-qualified stock option or SAR exercise may be satisfied out of shares otherwise deliverable if the Company agrees in advance to such procedure.

     (c) Exercise after termination of employment: depending upon the reason for termination, benefits may terminate, or may be exercisable for varying periods after termination, or may continue as originally granted.

     (d) Installments: benefits may provide that they are exercisable only in installments over a period of years.

     ADJUSTMENT. The number of shares of Common Stock subject to a benefit shall be adjusted if there is an increase in the number of issued shares without the payment of new consideration to the Company. (for example, due to a stock dividend). Each benefit may also provide for the continuation or adjustment of benefits if the Company is merged, reorganized or similarly affected.

     AMENDMENT. The Board of Directors may amend the Plan not more than once every six months, and any such amendments may not adversely affect the Plan's status as a protected plan for purposes of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

     FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a participant who is granted an option or SAR will not realize any taxable income at the time of grant. The participant will have taxable income at the time of exercise of a non-qualified stock option equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a corresponding deduction. The participant will have no taxable income at the time of the exercise of an Incentive Stock Option and any gain realized on the subsequent disposition of the stock will qualify for long-term capital gain treatment if the shares are held for at least two years from the date of grant of the option and one year from the date of its exercise. The Company will not be entitled to any deduction if shares obtained upon the exercise of an Incentive Stock Option are disposed of after meeting the holding periods. The participant will have taxable income at the time of the exercise of an SAR equal to the amount of cash or value of shares received upon exercise.

     SHAREHOLDER APPROVAL. This Plan was adopted by the Board of Directors of the Company on July 8, 1996. The Plan shall be null and void if shareholder approval is not obtained at the 1996 Annual Meeting of Shareholders.

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS MEETING IS NECESSARY FOR THE ADOPTION OF THIS PROPOSAL. SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR THE ADOPTION OF THIS PROPOSAL UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN.


               PROPOSAL TO APPROVE THE AMERIHOST PROPERTIES, INC.
                             1996 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS
                                  (PROPOSAL 4)

     On July 8, 1996, the Board of Directors adopted the Amerihost
Properties, Inc. 1996 Stock Option Plan for Nonemployee Directors (the "Directors Plan"), subject to shareholder approval. The purpose of the Directors Plan is to attract and retain outstanding individuals to serve as nonemployee members of the Board of Directors of the Company by providing such persons opportunities to acquire shares of the Common Stock of the Company on advantageous terms. Participation in the Directors Plan is limited to nonemployee directors of the Company. There are currently two nonemployee directors of the Company. The market value of the Common Stock was $8.25 as of July 10, 1996.

     The following description of the Directors Plan is a summary of its material terms and is qualified in its entirety by references to the complete text of the Directors Plan, a copy of which appears as Appendix B to this proxy statement.


                          SUMMARY OF THE DIRECTORS PLAN

     RESERVED SHARES. 50,000 shares of Common Stock which may be newly-issued or treasury shares. The number of shares reserved and subject to option shall be adjusted if the Company changes the number of issued shares without consideration (such as by stock dividend or stock split).



     GRANT OF OPTIONS. Each person who remains or becomes a nonemployee director of the Company on the date of the 1996 Annual Meeting of Shareholders, will be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the 1996 Annual Meeting. Each person who becomes a nonemployee director after the date of the 1996 Annual Meeting shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the first annual meeting of shareholders at which such person was elected as a nonemployee director. Thereafter, each nonemployee director shall be granted additional options to purchase 1,000 shares of Common Stock on the first business day after the date of each succeeding annual meeting of shareholders at which the nonemployee director remains a member of the Board.

     OPTION PRICE. The option price for each option granted to nonemployee directors shall be 100% of the fair market value of the shares subject to option on the date of option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant.

     ESTIMATE OF BENEFITS. There are two nonemployee directors in the proposed Directors Plan. If this Directors Plan is approved, then on August 30, 1996, the day after the Annual Shareholders Meeting, the two Nonemployee Directors, as a group, will be granted 2,000 option shares at an option price equal to the fair market value of the shares on that date.

     TERM: TERMINATION OF SERVICE. The option term shall be ten years. All options granted to nonemployee directors shall become fully exercisable one year after the date of option grant, or upon a Change in Control of the Company. The period of exercise following death shall be one year. In the event of any other termination of service on the Board, each option shall be exercisable for the balance of its ten year term.

     FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a nonemployee director who is granted an option will not realize any taxable income at the time of grant. The director will have taxable income at the time of exercise equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a corresponding deduction.

     SHAREHOLDERS APPROVAL. This Directors Plan was adopted by the Board of Directors of the Company on July 8, 1996. The Directors Plan shall be null and void if shareholder approval is not obtained at the 1996 Annual Meeting of Shareholders.

    THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES
REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS MEETING IS NECESSARY FOR THE ADOPTION OF THIS PROPOSAL. SHARES REPRESENTED BY THE PROXIES RECEIVED WILL BE VOTED FOR THE ADOPTION OF THIS PROPOSAL UNLESS SHAREHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DIRECTORS PLAN.







COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations to the Company that no other reports were required, during the fiscal year ended 1995 all the aforesaid Section 16(a) filing requirements were complied with, except as follows.

     For the year 1995, three Statements of Changes in Benicial Ownership on Form 4 were filed late by Urban H. Andrew Torchia and Richard A. D'Onofrio 2000 Corp. ("Urban"), all of which related to the distribution of 4,651 shares of Common Stock from Niles 1290 Partnership to Urban Niles 1290 Corp., a wholly-owned subsidiary of Urban. Urban is owned 51% by H. Andrew
Torchia and 49% by Richard A. D'Onofrio. In addition, one Statement of Change in Beneficial Ownership on Form 4 was filed late by Reno J.
Bernardo, which related to 4,400 shares of Common Stock received by Reno Bernardo in connection with a transfer of a liited partnership interest to the Company.


                          STOCK PRICE PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq U.S. index and the Nasdaq Non-Financial index for the period commencing December 31, 1990 and ending December 31, 1995.

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                     [Graph]


    Date                        12/31/90       12/31/91      12/31/92      12/31/93    12/31/94     12/31/95


    Amerihost Properties, Inc.    100.000      143.590        271.795       256.410      146.154     256.410
    Nasdaq US                     100.000      160.549        186.856       214.413      209.671     296.560
    Nasdaq Non-Financial          100.000      161.035        176.163       203.388      194.904     268.185



  Assumes $100 invested on December 31, 1990 in the Common Stock of Amerihost
  Properties, Inc. and the Nasdaq Stock Market and the Nasdaq Non-Financial
  Stocks.


                              CERTAIN TRANSACTIONS

  Urban 2000 Corp. ("Urban") is owned 51% by Mr. Torchia, the Chairman of the Board of Directors of the Company, and 49% by Mr. D'Onofrio, the Executive Vice President and a director of the Company. Urban, a hotel development consulting firm, and Mr. Torchia provide business development and consulting services to the Company under a consulting agreement (the "Consulting Agreement") with Urban which commenced in January 1994. Urban, pursuant to the Consulting Agreement, has agreed to not engage in business activities that directly compete with the business activities of the Company; provided, however, that Urban may pursue business opportunities which the Company decides not to pursue. Under the terms of the Consulting Agreement, Urban receives (i) a monthly consulting fee of $20,000, (ii) a residual fee based on the management fees the Company receives from management arrangements or relationships which resulted from contacts initiated for the Company by Urban and (iii) transaction fees, based on an established fee schedule and consistent with industry practice, for transactions introduced by Urban. The Company also provides Urban with use of the Company's telephone system. No additional amounts are paid to Urban for reimbursement of expenses. As part of this arrangement, Mr. Torchia no longer receives compensation for the services he provides to the Company, other than warrants and other non-cash compensation for his services as Chairman. Mr. D'Onofrio continues to receive compensation from the Company. During 1993, 1994 and 1995, Urban received an annual consulting fee of $240,000 plus aggregate additional fees $352,082, $289,915 and $236,138, respectively, from the Company and received $28,200 and $82,400, in 1994 and 1995, respectively, in other transactional fees directly from partnerships in which the Company is a general partner.

  The Consulting Agreement may be terminated by Urban, upon, among other things, a breach by the Company of the agreement's terms, Mr. Torchia's death or permanent disability, changes in the composition of the Board of Directors whereby the current employee directors no longer constitute a majority of the Board, Mr. Torchia's failure to serve as a director for any reason, including his resignation or failure to be elected by the shareholders, or a change of control of the Company due to a merger or sale of substantially all of the Company's assets. In addition, either Urban or the Company may terminate the Consulting Agreement at any time after December 31, 1999. If the Consulting Agreement is terminated for any of these reasons, the Company shall pay to Urban a severance fee equal to $600,000. Additionally, upon the termination of the Consulting Agreement for any reason, including any of the reasons described above, the Company shall purchase from Urban all of Urban's rights to the residual fee described above for a purchase price equal to 6 times the aggregate residual fee paid to Urban over the preceding twelve-month period. As part of the fees described above, Urban received an aggregate residual fee of $68,571 in 1995.

  The Company currently has a note receivable outstanding from each of Mr. Holtz, a director and the President and Chief Executive Officer of the Company, and Mr. Cerqua, a director and the Chief Financial Officer, Senior Vice President of Finance, Secretary and Treasurer of the Company. These notes (the "Officer Notes") arose initially when, in 1992, the Company entered into agreements with Grand American Hotel Management, Inc. ("Grand"), its shareholders and certain other entities owned by the shareholders of Grand to acquire seven management contracts for, among other consideration, a loan of $800,000 to the shareholders of Grand (the "Original Note"). The note was collateralized by 165,784 shares of the Company's Common Stock and bore interest at a rate of 10.5% per annum. During 1993, the Company and Grand agreed to revise the terms of the Original Note to, among other things, reduce its interest rate. The Company did not receive any payments for principal or interest in 1994.

  Due to this default by Grand, in November 1994, the Company notified Grand of its intention to take the 165,784 shares of Common Stock in lieu of the Original Note and related receivables. In December 1994, and prior to the Company's taking possession of such shares, Messrs. Holtz and Cerqua executed notes in the amounts of $756,292 and $200,000, respectively, to the Company for the purchase of the Original Note and related receivables and the 165,784 shares of the Common Stock held as collateral on the Original Note. Following the purchase, each of Messrs. Holtz and Cerqua pledged as collateral for the Officer Notes, the shares of Common Stock received upon purchase of the Original Note together with additional shares of the Company's Common Stock which each individually owned. As originally drafted, the Officer Notes provided for annual payments of interest at 8% per annum commencing on December 31, 1995, with the principal balance due December 31, 1997 and were collateralized by an aggregate of 273,369 shares of the Company's Common Stock. The Company and Messrs. Holtz and Cerqua have amended the terms of the Officer Notes to provide that the annual payments of interest shall be payable commencing April 1, 1997. Messrs. Holtz and Cerqua each have the option to pay interest and principal with shares of the Company's Common Stock, with the shares tendered being valued at the fair market value at time of payment. The Officer Notes receivable have been classified as a reduction of shareholders' equity on the Company's Consolidated Financial Statements.

  In the past, certain of the Company's directors and executive officers have, directly or indirectly, invested in Joint Ventures with the Company. For example, each of Messrs. Torchia and D'Onofrio, through Urban, have invested an aggregate of approximately $144,000 as limited partners and approximately $49,000 as a general partner in 3 Joint Ventures since 1991. In addition, Dr. Dayan, who has been nominated by the Board of Directors to stand for election as a director of the Company at the next annual meeting of the Company's shareholders, has invested approximately $1.6 million in 7 Joint Ventures since 1988. Dr. Dayan and each of the Company's directors and executive officers who have made such investments have done so on the same terms as all other investors in such Joint Ventures. In addition to his investments in certain Joint Ventures, Dr. Dayan also holds an interest in a mortgage on one of the minority-owned hotels. The mortgage, which has been in place since 1989, (i) has a current outstanding balance of approximately $470,000, (ii) bears interest at an annual rate of prime plus 4% (with a minimum annual interest rate of 12%), and
(iii) is payable in monthly installments through 1999.


                             PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock at July 10, 1996, by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and its director-nominee, (iii) each of the Named Officers and (iv) all directors (including the director-nominee) and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Except as set forth below, the address of each of the shareholders named below is the Company's principal headquarters.
                                              SHARES BENEFICIALLY OWNED
                                                 AS OF JULY 10, 1996


                                                             NUMBER         PERCENT(1)
                         NAME

 Michael P. Holtz (2)  . . . . . . . . . . . . . . .         714,091            11.1%

 H. Andrew Torchia (2)(3)  . . . . . . . . . . . . .         658,658            10.5
 Richard A. D'Onofrio (2)(3).  . . . . . . . . . . .         658,658            10.5

 Wellington Management Company (4) . . . . . . . . .         568,300             9.4
 Massachusetts Financial Services Company (5)  . . .         516,500             8.6

 Russell J. Cerqua (2) . . . . . . . . . . . . . . .         245,805             4.0

 Salomon J. Dayan (6)  . . . . . . . . . . . . . . .        187,983             3.1
 Reno J. Bernardo (2)  . . . . . . . . . . . . . . .          86,766             1.4

 Robert L. Barney  . . . . . . . . . . . . . . . . .           -                -
 All directors and executive officers as a group
 (7 persons)(3)  . . . . . . . . . . . . . . . . . .       2,099,703            29.4

(1) Percentage of beneficial ownership is based on 6,023,521 shares of Common Stock outstanding at July 10, 1996, plus, in the case of each of Messrs. Holtz, Torchia, D'Onofrio, Cerqua and Bernardo and
          Dr. Dayan, the amount of shares subject to options beneficially held by such individual which are exercisable presently or within 60 days.
(2) Includes shares subject to options granted to the individuals directly which are exercisable presently or within 60 days as follows: Mr.
          Holtz, 417,000 shares; Mr. Torchia 197,000 shares; Mr. D'Onofrio,
          197,000 shares; Mr. Cerqua, 172,833 shares; Mr. Bernardo, 39,500 shares; and Dr. Dayan, 30,000 shares.
(3) Includes 375,832 shares owned by Urban, options exercisable into 68,750 shares owned by Urban which are exercisable presently or within 60 days and 7,676 shares owned by Urban Niles 1290 Corp., a wholly-owned subsidiary of Urban. Mr. Torchia is the President and 51% shareholder of Urban and Mr. D'Onofrio is a 49% shareholder in Urban.
          Mr. Torchia disclaims beneficial ownership of all but an aggregate of 195,589 shares and options exercisable into 35,063 shares owned, directly or indirectly by Urban and Mr. D'Onofrio disclaims beneficial ownership of all but an aggregate of 187,919 shares and options exercisable into 33,687 shares owned, directly or indirectly, by Urban.
(4) Based upon information provided in its Schedule 13G dated January 26, 1996, Wellington Management Company ("WMC"), in its capacity as investment advisor, may be deemed beneficial owner of 568,300 shares of the Company which are owned by numerous investment counselling clients. Of the shares shown above, WMC has shared voting power for 314,000 shares and shared investment power for 568,300 shares. WMC's address is 75 State Street, Boston, MA 02109.
(5) Based upon information provided in its Schedule 13G dated February 12, 1996, Massachusetts Financial Services Company ("MFS"), in its capacity as investment manager, may be deemed beneficial owner of 516,500 shares of the Company which are also beneficially owned by MFS
          Series Trust II - MFS Emerging Growth Stock Fund, shares of which are owned by numerous investors. MFS has sole voting and investment power for the 516,500 shares. MFS's address is 500 Boylston Street, Boston,
          MA 02116.
(6) Dr. Dayan has been nominated by the Board of Directors to stand for election as a director of the Company at the Company's next annual meeting of shareholders.


SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1997 shareholders' meeting must be received by the Company not later than March 27, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company's independent certified public accountants for the past five fiscal years were and for the current fiscal year are BDO Seidman, LLP. A representative of BDO Seidman, LLP is anticipated to attend the annual meeting. The Board recommends a vote for ratification.


OTHER MATTERS

The Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgement.


                     By the order of the Board of Directors

                                RUSSELL J. CERQUA

                                    Secretary

Des Plaines, Illinois
July 25, 1996





                                                                      APPENDIX A


                           AMERIHOST PROPERTIES, INC.

                        1996 OMNIBUS INCENTIVE STOCK PLAN

   1. PURPOSE. The purpose of the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan (the "Plan") is to provide incentive to officers and other key employees of Amerihost Properties, Inc. (the "Company") and its subsidiaries to improve operations and increase profits by providing such key employees an opportunity own shares of the Common Stock of the Company or monetary payments based on the value of such shares pursuant to the benefits described herein.

   2. RESERVED SHARES. For each fiscal year of the Company, commencing with the year ending December 31, 1996, there shall be reserved for issuance under this Plan a number of shares equal to three percent (3%) of the adjusted average Common Stock outstanding used by the Company to calculate fully diluted earnings per share for the preceding fiscal year. The maximum number of shares of Common Stock which may be available for the award of benefits to any participant for any fiscal year of the Company shall not exceed three hundred thousand (300,000) shares. Any shares of Common Stock reserved for issuance hereunder and any shares of Common Stock subject to an award which lapses, is forfeited, expires or terminates, shall be available for awards under this Plan. The shares issued under this Plan may be either authorized but unissued or treasury shares of the Company.

   Benefits may be granted hereunder to persons who are participants under this Plan and may be granted in substitution, exchange or cancellation of options or other benefits then or theretofore held under this Plan. Benefits granted under this Plan may be mutually rescinded and new benefits granted in lieu thereof from time to time as may be initially determined by the Committee and agreed to by the holders thereof.

   3. ADMINISTRATION. The Board of Directors shall appoint a Stock Option Committee (which may be the Compensation Committee of the Board of Directors) consisting of not less than two (2) nonemployee members of the Board of Directors not then eligible to participate in the Plan to administer the Plan. Subject to the provisions of the Plan, the Committee shall determine the individuals to whom and the time or times at which benefits shall be granted, the number of shares to be subject to each benefit, and the period of any such benefit and shall determine other terms and conditions of the respective benefits which may or may not be identical. The Committee shall also interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determinations of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

   The Committee may authorize the modification or mutual rescission of any outstanding benefit when, and subject to such conditions, as deemed to be in the best interest of the Company and in accordance with the purpose of the Plan.

   4. ELIGIBILITY. Benefits may be granted to officers and other key employees of the Company or any or all of its present or future subsidiaries, such key employees being those employees to whom, in judgment of the Committee, the granting of benefits will further the purpose of the Plan. A director of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to participate in the Plan. A key employee who has been granted a benefit hereunder or under any other option plan of the Company may be granted an additional benefit hereunder.

   5. TYPES OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; and (c) Stock Appreciation Rights, all as described below.

   6. STOCK OPTIONS. Both Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant. All options shall be exercisable not earlier than six months and not later than ten years after the date they are granted. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

   7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

     (a) A Stock Appreciation Right relating to an option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration.

     (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to an option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any option, such appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

     (c) Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months or later than ten years after its grant. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

   8. TERMINATION OF EMPLOYMENT. In the event that the employment of a participant is terminated for cause, the participant's right to exercise benefits shall immediately terminate. In the event that the employment of a participant is terminated by reason of death, the participant's executor or administrator shall have the right to exercise the benefit as provided in paragraph 10 hereof. In the event that the employment of a participant is terminated by reason of total and permanent disability or retirement pursuant to any pension or retirement plan of the Company, the participant shall have the right to exercise any benefit within the terms of its grant. In the event that employment of a participant who is also an officer of the Company is terminated either voluntarily or involuntarily within one year following a Change in Control of the Company, all restrictions on the exercise of a benefit, whether contained in this Plan or in the benefit grant, shall lapse and the participant shall be entitled to exercise the benefit at any time within three (3) months after such voluntary or involuntary termination, but not thereafter and then only within the original period for the benefit. In the event a participant is terminated as a result of a Sale of Part of the Company, the Committee, in its sole discretion, may accelerate the lapse of all restrictions on any benefit held by the participant and the participant shall be entitled to exercise the benefit at any time within three (3) months after the termination with all benefits not then exercised to be forfeited. In the event that employment of a participant is terminated for any reason other than cause, death, total and permanent disability, retirement, Sale of Part of the Company or, in the case of an officer of the Company, within one (1) year following the Change in Control of the Company, any benefit may be exercised by the participant (to the extent that the or she is otherwise entitled to exercise that benefit) at any time within three (3) months after such termination, but not thereafter and then only within the original period for the benefit. Nothing in the Plan or in any benefit shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or of any subsidiary to terminate his or her employment at any time. Leaves of absence for military service, illness and transfers of employment between the Company and any subsidiary shall not constitute termination of employment for these purposes.

   9.  ADJUSTMENT PROVISIONS.

     (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to it (such as by stock dividends, stock splits or similar transaction), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such benefit shall not be changed. The Board of Directors may also provide for the continuation of benefits or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     (c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"):

        (i) any participant to whom an option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which may have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

        (ii) any participant to whom a Stock Appreciation Right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock subject to such Stock Appreciation Right, immediately prior to such Acquisition and the aggregate option price of the related option, or the aggregate fair market value on the date of grant of the right, whichever is applicable.

   The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, or the property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

   10. REGISTRATION AND LEGAL COMPLIANCE. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate including, without limitation, provisions to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act") or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best eforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

   11. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable by the employee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the employee's lifetime, only by the employee. In the event of the death of a participant during employment, each benefit theretofore granted to the employee shall be exercisable up to one (1) year after the employee's death (but not beyond the stated duration of the benefit) and then only:

     (a) By the executor or administrator of the estate of the deceased participant or the persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

     (b) To the extent that the deceased participant was entitled to do so at the date of death.

Notwithstanding the foregoing, at the discretion of the Committee, a grant of a benefit may permit the transfer of the benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

   12. OTHER PROVISIONS. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under stock options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, restrictions on resale or other disposition, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

   13. WITHHOLDING. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a Non-qualified Stock Option or Stock Appreciation Right, by electing to (i) have the Company withhold shares of Common Stock, (ii) tender back shares of Common Stock received in connection with such benefit or (iii) deliver other previously owned shares of Common Stock, in each case having a fair market value equal to the amount to be withheld.

   14.  DEFINITIONS.

     (a) The term "subsidiary" shall include any corporation defined as a subsidiary of the Company in Section 424 of the Internal Revenue Code of 1986, as amended.

     (b) "Fair market value" of Common Stock of the Company on any particular date shall be determined in such manner as the Committee may deem equitable or as required by applicable provisions or regulations under the Internal Revenue Code.

     (c) "Change in Control" of the Company shall occur if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board.

     (d) "Sale of Part of the Company" shall mean the sale of any part of the Company at a price equal to or greater than $10 million.

   15. DURATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. The Plan may not be amended more frequently than once every six months and no amendment shall result in any Committee member losing his or her status as a "disinterested" administrator under Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") with respect to any employee benefit plan of the Company or result in the Plan losing its status as a protected plan under Rule 16b-3.

   16. SHAREHOLDER APPROVAL. The Plan was adopted by the Board of Directors of the Company on July 8, 1996. The Plan and any benefits granted thereunder shall be null and void if shareholder approval is not obtained within twelve
(12) months of the adoption of the Plan by the Board of Directors unless counsel for the Company shall have rendered an opinion that shareholder approval is not required to bring the Plan within the protection of Rule 16b-3.



                                                                      APPENDIX B


                           AMERIHOST PROPERTIES, INC.

                             1996 STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS

   1. PURPOSE. The purpose of the Amerihost Properties, Inc. 1996 Stock Option Plan of Nonemployee Directors (the "Plan") is to encourage directors who are not officers or full-time employees of Amerihost Properties, Inc. (the "Company") or any of its subsidiaries ("Nonemployee Directors") to become shareholders in the Company thereby giving them a stake in the growth and profitability and to encourage them to continue serving as directors.

   2. SHARES RESERVED. There is hereby reserved for issuance under the Plan an aggregate of 50,000 shares of Common Stock which may be newly-issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

   3. GRANT OF OPTIONS. Each person who becomes a Nonemployee Director of the Company on the date of the 1996 annual meeting of shareholders shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the annual meeting. Each person who becomes a Nonemployee Director after the date of the 1996 annual meeting shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the next succeeding annual meeting of shareholders.

   Each Nonemployee Director who is granted an initial option to purchase 1,000 shares of Common Stock hereunder shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of each succeeding annual meeting of shareholders on which the Nonemployee Director is a member of the Board.

   4. OPTION PRICE. The option price for each option granted to Nonemployee Directors shall be equal to the average of the highest and lowest prices of the shares subject to option as reported on the Nasdaq National Market on the date of option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant.

   5. TERM; TERMINATION OF SERVICE. The option term shall be ten years. All options granted to Nonemployee Directors shall become fully exercisable one year after the date of option grant. All options shall also become fully exercisable upon a Change in Control of the Company (as defined in Section 13(c) of the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan). The period of exercise following a death of a director shall be one year. In the event of any other termination of service on the Board, each option shall be exercisable for the balance of its ten year term.

   6. NONTRANSFERABILITY. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Nonemployee Director's lifetime, only by the director or the director's guardian or legal representative. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution.

   7.  ADJUSTMENT PROVISIONS.

     (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to is (such as by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

     (b) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Nonemployee Director to whom an option has been granted under the Plan shall have the right during the remaining term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

   8. REGISTRATION AND LEGAL COMPLIANCE. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate including, without limitation, provisions to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act") or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

   9. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board of Directors may suspend or terminate the Plan at any time and may amend it form time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that this Plan may not be amended more than once every six months and that no amendment shall, without shareholder approval, increase the number of shares of Common Stock which may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing to Nonemployee Directors under the Plan. No such amendment, suspension or termination shall impair the rights of Nonemployee
Directors under any outstanding options, or make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3.

   10.  SHAREHOLDER APPROVAL.  This  Plan was adopted by the Board of  Directors
of  the  Company  on  July 8, 1996.   The  Plan  shall  be  null and  void  if
shareholder approval is not at the 1996 annual meeting of the shareholders.

                                      PROXY
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


Amerihost Properties, Inc.
2400 East Devon Avenue
Suite 280
Des Plaines, Illinois  60018

The undersigned hereby appoints Michael P. Holtz and Russell J. Cerqua as Proxies, each with the power to appoint his substitute, and hereby authorizes them, each acting alone, to represent and to vote, as designated below, all the Common Stock of Amerihost Properties, Inc. held of record by the undersigned at the close of business on July 17, 1996, at the Annual Meeting of Shareholders to be held on August 29, 1996 and any adjournment thereof, with all the powers the undersigned would possess if present.

1.   ELECTION OF DIRECTORS

     for all nominees                WITHHOLD AUTHORITY
_________    listed below          _________   to vote for all
                       nominees listed
                       below

        _________   to abstain from voting on this proposal

          H. Andrew Torchia          Russell J. Cerqua
          Michael P. Holtz           Reno J. Bernardo
          Richard A. D'Onofrio       Salomon J. Dayan

        INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below:

________________________________________________________________________________

2.   AMENDMENT TO CERTIFICATE OF INCORPORATION

   To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares, $0.005 par value per share to 25,000,000 shares, $0.005 par value per share.


____________   FOR                                           ____________AGAINST

                             ______________ ABSTAIN

3.   APPROVAL OF THE AMERIHOST PROPERTIES, INC. 1996 OMNIBUS INCENTIVE STOCK
     PLAN

   To approve the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan.


____________  FOR                                           ____________ AGAINST

                             _______________ ABSTAIN

_____________________________________________________________________________

4. APPROVAL OF THE AMERIHOST PROPERTIES, INC. 1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

   To approve  the Amerihost Properties, Inc. 1996 Stock Option Plan for
Nonemployee    Directors.

____________  FOR                                            ____________AGAINST

                             _______________ ABSTAIN

_______________________________________________________________________________

5.   RATIFICATION OF AUDITORS


         FOR ratification of             AGAINST ratification of
_______  retention of BDO     ________   retention of BDO Seidman,
         Seidman, LLP as the             LLP as the Company's
         Company's certified             certified public accountants
         public accountants


                            _________________ ABSTAIN

_____________________________________________________________________________

6.   OTHER MATTERS

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.




This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made with respect to any proposal, this proxy will be voted for all nominees listed in proposal 1, for the increase in the number of authorized shares, for the approval of the Amerihost Properties, Inc. 1996 Omnibus Incentive Stock Plan, for approval of the Amerihost Properties, Inc. 1996 Stock Option Plan for Nonemployee Directors, for the retention of BDO Seidman, LLP and in the discretion of the Proxies for such other business as may properly come before the meeting.

Please  sign exactly  as name  appears on  your stock  certificates.   For joint
accounts,  all  tenants  should  sign.    If  signing  for  an  estate,   trust,
corporation, partnership or other entity, title or capacity should be stated.


Dated:  _______________, 1996        ________________________________________
                  Signature        (Title)

Print name and address:
                  ________________________________________
_____________________________________    Signature if held jointly

_____________________________________

_____________________________________


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED RETURN ENVELOPE